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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2001
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                        HAYES LEMMERZ INTERNATIONAL, INC.
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Delaware                            1-11592                    13-3384636
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(State or Other Jurisdiction      (Commission                 (IRS Employer
of Incorporation)                 File Number)            Identification Number)

15300 Centennial Drive, Northville, Michigan                     48167
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 (Address of principal executive offices)                      (Zip Code)

Registrant's Telephone number, including area code     (734) 737-5000
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Item 5. Other Events


    On July 2, 2001, Hayes Lemmerz International, Inc. (the "Company") entered into a B Term Loan Agreement (the "B Term Agreement") among the Company, the lenders parties thereto (the "B Term Lenders"), Credit Suisse First Boston ("CSFB"), as joint lead arranger and as joint book manager for the term loan facility established by the B Term Agreement, and as syndication agent for the Lenders under the Agreement (as defined below) and co-lead arranger, Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders under the Agreement and co-lead arranger, and as joint lead arranger and joint book manager for the term loan facility established by the B Term Agreement. As used herein, the term "Agreement" means the Third Amended and Restated Credit Agreement, dated as of February 3, 1999 (as amended through the date hereof), among the Company, the several lenders from time to time parties to such Agreement, CIBC, as administrative agent and co-lead arranger, CSFB, as syndication agent and co-lead arranger, Merrill Lynch Capital Corporation, as co-documentation agent, and Dresdner Bank, as co-documentation agent and European swing line administrator

    In accordance with the terms of the B Term Agreement, the Company obtained term loans (the "B Term Loans") in the amount of $150 million. The proceeds of the B Term Loans (after all discounts, fees and expenses) were used to finance the repayment of certain other term loans of the Company outstanding under the Agreement. The B Term Loans amortize at the rate of 1% of principal per year and mature in full on December 31, 2005 (at which time all remaining unpaid principal will be due and payable). The B Term Loans rank pari passu with all other loans outstanding under the Agreement and share equally in the guarantees and collateral granted by the Company and its subsidiaries to secure the amounts outstanding under the Agreement. The B Term Loans are also subject to the same covenants and events of default which govern all other loans outstanding under the Agreement.

    The interest rates of the B Term Loans are, at the option of the Company, based upon either an adjusted eurocurrency rate (the "eurocurrency rate") or the rate which is equal to the highest of CIBC's prime rate, the federal funds rate plus 1/2 of 1% and the base certificate of deposit rate plus 1% (the "ABR rate"), in each case plus an applicable margin. For B Term Loans which bear interest at the eurocurrency rate, the applicable margin is 5.0%, and for B Term Loans which bear interest at the ABR rate, the applicable margin is 4.0%. The Company may elect interest periods of one, two, three or six months for eurocurrency loans. Interest is computed on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, for ABR loans based on the prime rate). Interest is payable at the end of each interest period and, in any event, at least every three months.

    The text of the B Term Agreement is being filed as an Exhibit to this report and is incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

             10.34 B Term Loan Agreement, dated as of July 2, 2001 (the "B Term Agreement"), among the Company, the lenders parties thereto, Credit Suisse First Boston, as joint lead arranger and as joint book manager for the term loan facility established by the B Term Agreement, and as syndication agent for the Lenders under the Agreement (as defined in the B Term Agreement) and co-lead arranger, and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders under the Agreement and co-lead arranger, and as joint lead arranger and joint book manager for the term loan facility established by the B Term Agreement.














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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HAYES LEMMERZ INTERNATIONAL, INC.

Date:  July 12, 2001                      By:  /s/ William D. Shovers
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                                                    William D. Shovers
                                                    Vice President - Finance


































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                                INDEX TO EXHIBITS



EXHIBIT NO.                     DESCRIPTION
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   10.34        B Term Loan Agreement, dated as of July 2, 2001 (the "B Term
                Agreement"), among the Company, the lenders parties thereto, Credit Suisse First Boston, as joint lead arranger and as joint book manager for the term loan facility established by the B Term Agreement, and as syndication agent for the Lenders under the Agreement (as defined in the B Term Agreement) and co-lead arranger, and Canadian Imperial Bank of Commerce, as administrative agent for the Lenders under the Agreement and co-lead arranger, and as joint lead arranger and joint book manager for the term loan facility established by the B Term Agreement.